First Guaranty Bancshares, Inc. 8-K

 Exhibit 1.1

$30,000,000

FIRST GUARANTY BANCSHARES, INC.

(a Louisiana corporation)

1,200,000 Depositary Shares

Each Representing a 1/40th Interest in a Share of 6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock

UNDERWRITING AGREEMENT

April 22, 2021

JANNEY MONTGOMERY SCOTT LLC
1717 Arch Street, Floor 22
Philadelphia, PA 19103

Ladies and Gentlemen:

First Guaranty Bancshares, Inc., a Louisiana corporation and registered bank holding company (the “Company”), confirms its agreement (the “Agreement”) with Janney Montgomery Scott LLC (the “Underwriter”), subject to the terms and conditions stated herein, with respect to the issue and sale by the Company and the purchase by the Underwriter of an aggregate of 1,200,000 depositary shares (the “Firm Shares”), each representing 1/40th ownership interest in a share of the Company’s 6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1,000.00 per share (the “Preferred Shares”), with a liquidation preference of $1,000 per share (equivalent to $25.00 per depositary share). The Company also proposes to issue and sell to the Underwriter not more than an additional 180,000 depositary shares (the “Option Shares, and, together with the Firm Shares, the “Depositary Shares”), if and to the extent that Underwriter will have determined to exercise the right to purchase such Option Shares granted to the Underwriter in Section 2 hereof. The Preferred Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by Zions Bancorporation, National Association, as depositary (the “Depositary”), under a Deposit Agreement (the “Deposit Agreement”), to be dated as of the Closing Date (as defined in Section 2(c)), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will evidence one or more Depositary Shares. The Preferred Shares will have the preferences, rights and limitations set forth in the Articles of Amendment to the Restated Articles of Incorporation of the Company, as amended, designating the 6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock (the “Articles of Amendment”), which will have been duly filed with the Secretary of State of the State of Louisiana on or prior to the Closing Date. The Depositary Shares, together with the Preferred Shares, are hereinafter collectively referred to as the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-249169), including a base prospectus (the “Base Prospectus”) covering the registration of various securities, including the Securities, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”). Such registration statement is effective under the 1933 Act, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Such registration statement, at any given time, including any amendments thereto existing at such time, the exhibits and any schedules thereto on file with the Commission at such time, the information incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the information otherwise deemed to be a part thereof or included therein at such time pursuant to Rule 430B under the 1933 Act (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendment thereto as of the time of the first contract of sale for the Securities, which time will be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. In the event that the Company will file a registration statement pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”) in connection with the offering of the Securities, then, from and after the date of such filing, all references herein to the “Registration Statement” will be deemed to mean and include such Rule 462(b) Registration Statement, mutatis mutandis, unless otherwise expressly stated or the context otherwise requires. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities with the Commission in accordance with the provisions of Rule 430B and paragraph (b) of Rule 424 under the 1933 Act (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from the Registration Statement or any post-effective amendment thereto that is deemed to be part thereof and included therein pursuant to Rule 430B is referred to herein as “Rule 430B Information.” The final Base Prospectus and prospectus supplement to the Base Prospectus used in connection with the offering of the Securities, including the documents incorporated by reference or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities, are referred to herein collectively as the “Prospectus.” Each prospectus and prospectus supplement, including information and documents incorporated by reference therein or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, that omitted the Rule 430B Information that was used after the effectiveness of the Registration Statement in connection with the offering of the Securities, together with the Base Prospectus, is herein called a “preliminary prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing will be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus or the General Disclosure Package (as defined herein) will be deemed to include all such financial statements and schedules and other information which are incorporated by reference in, or otherwise deemed by the 1933 Act to be part of or included in, the Registration Statement, any preliminary prospectus or the Prospectus, or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus or the General Disclosure Package will be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

Section 1.                Representations and Warranties.

(a)               Representations and Warranties by the Company. The Company represents and warrants to the Underwriter, as of the date hereof, the Applicable Time (as defined herein), the Closing Date, and each Date of Delivery, and agrees with the Underwriter, as follows:

(i) Not an “Ineligible Issuer”. (A) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities as of the date hereof, and (D) as of the Applicable Time, the Closing Date and each Date of Delivery, the Company was not nor is an “ineligible issuer” (as defined in Rule 405 under the 1933 Act (“Rule 405”));

(ii) Registration Statement, Prospectus and General Disclosure Package at Time of Sale. The Company has satisfied the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in Instruction No. I.A. to such form. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Company has filed with the Commission the Registration Statement on Form S-3, including a Base Prospectus for registration under the 1933 Act of the offering and sale of the Securities, and the Company has filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Underwriter. Such Registration Statement, as so amended, has been declared effective by the Commission and the Securities have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. The Company has not received from the Commission any notice pursuant to Rule 401(g) of the 1933 Act objecting to the Company’s use of Form S-3. Although the Base Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act to be included in the Prospectus, the Base Prospectus includes all such information required by the 1933 Act to be included therein as of the Effective Date. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission under the 1933 Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any state or other jurisdiction or regulatory body, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. No order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus (as defined below) or the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any state or other jurisdiction or regulatory body. The Company has fully complied with any request on the part of the Commission or any state or other jurisdiction’s regulatory body for additional information with respect to the Registration Statement or otherwise.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriter and the Securities pursuant to Rule 430B(f)(2) and at the Closing Date, the Registration Statement and any amendments thereto complied, complies and will comply, as the case may be, in all material respects with the requirements of the 1933 Act, and neither the Registration Statement nor any amendment thereto contained, contains or will contain, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither (a) the General Disclosure Package (as defined below), at the Applicable Time, nor (b) the Prospectus or any amendment or supplement thereto, as of its issue date and at the Closing Date, included, includes or will include, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preliminary prospectus and the Prospectus complied, at the time each was filed with the Commission, in all material respects with the 1933 Act, and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:45 a.m. (New York City time) on April 22, 2021 or such other time as agreed by the Company and the Underwriter.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, or is filed with the Commission by the Company, including any Issuer-Represented Free Writing Prospectus set forth on Schedule B hereto, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus,” at any given time, means the preliminary prospectus relating to the Securities immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B will be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).

As of the Applicable Time (as defined below), each Issuer-Represented Free Writing Prospectus, each Issuer-Permitted Free Writing Prospectus (as defined below) and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection will not apply to statements in or omissions from the Registration Statement or the Prospectus or the General Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto. For purposes of this Agreement, the only information so furnished will be the discount information appearing in the Prospectus under the heading “Underwriting” and the information relating to the stabilizing transactions and syndicate covering transactions under the subheading “Stabilization,” under the heading “Underwriting,” in each case, contained in the Registration Statement, the Prospectus or the General Disclosure Package (collectively, the “Underwriter Information”).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the preliminary prospectus, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or the time such documents were filed with the Commission, as the case may be, did not, and at the Applicable Time did not and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the 1934 Act.

(iv) Independent Accountants. Castaing, Hussey & Lolan, LLC (the “Accountant”), who certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, (A) is an independent public accountant as required by the 1933 Act, the 1934 Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”) and (B) is a registered public accounting firm, as defined by the PCAOB, which has not had its registration superseded or revoked and which has not requested that such registration be withdrawn. To the Company’s knowledge, with due inquiry, the Accountant is not in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the related rules and regulations of the Commission (the “Sarbanes-Oxley Act”) with respect to the Company.

(v) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates indicated and their respective statements of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in compliance with the requirements of the 1933 Act and the 1934 Act, as applicable, and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein) throughout the periods involved. Any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus present fairly, in all material respects, the information shown therein and the selected financial data has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The supporting schedules, if any, included therein present fairly, in all material respects, the information required to be stated therein. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, as applicable. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) Certain Data and Forward-Looking Statements. All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the consent to the use of such data from such sources to the extent required. Each financial or operational projection or “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package

and the Prospectus (A) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (B) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. To the knowledge of the Company, no such statement was made that was false or misleading.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development that could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, properties, or business of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no liabilities or obligations incurred, direct or contingent, nor transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has not been any material change in the capital stock of the Company or First Guaranty Bank (“Bank”) (other than (x) transfers or issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans, (y) changes in the number of outstanding shares of common stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, common stock outstanding on the date hereof, or (z) repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the Prospectus) or any material increase in the long term indebtedness of the Company or the Bank, and (D) except for regular quarterly dividends on the Company’s common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (each of clauses (A), (B), (C) and (D), a “Material Adverse Change”).

(viii) Internal Accounting Controls. The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries, taken as a whole, maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act, as applicable to them; the Company’s internal control over financial reporting is effective; since the end of the Company’s most recent audited year, there has been no material weakness or significant deficiency with respect to its internal control over financial reporting (whether or not remediated). Since the date of the Company’s latest audited financial statements incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ix) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act. Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company’s auditors and the Audit Committee of the Board of Directors have not been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, or (2) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalents) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, its subsidiaries and to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(x) Regulatory Matters. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of any Governmental Entity (as defined herein) applicable to it or to them (including, without limitation, all regulations and orders of, or agreements with, the Louisiana Office of Financial Institutions, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System and the Office of Foreign Assets Control, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Bank is subject or is party to, or has received any written notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any written directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect (considered on a consolidated basis) the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management in any material respect (each, a “Regulatory Agreement”), nor has the Company or the Bank been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or its subsidiaries which, in the reasonable judgment of the Company, could reasonably be expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions, or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other Governmental Entity, authority or instrumentality having supervisory or regulatory authority with respect to the Company or its subsidiaries.

(xi) Regulatory Compliance. The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated.

(xii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana and has corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and to issue the Securities. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xiii) Corporate Matters Regarding Bank. The Bank is the Company’s only “significant subsidiary” as defined in Rule 1-02 of Regulation S-X and has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Bank is a state bank chartered under the laws of the State of Louisiana and its charter is in full force and effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-

assessable (except to the extent provided in La. R.S. 6:262 with respect to the Bank) and are directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of the Bank were issued in violation of any preemptive or similar rights of any security holder of the Bank arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or the Bank or under an agreement to which the Company or the Bank is a party. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of the Bank.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. When duly executed by the Underwriter, this Agreement will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 6 of this Agreement may be limited by federal or state securities law and the public policy underlying such law.

(xv) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 6 of this Agreement may be limited by federal or state securities law and the public policy underlying such law.

(xvi) Authorization and Description of Securities. (A) The Preferred Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the General Disclosure Package and the Prospectus and will be entitled to the rights and benefits provided in the Articles of Amendment; (B) the Articles of Amendment have been duly authorized by the Company and sets forth the preferences, rights and limitations of the Preferred Shares; (C) the statements made under the caption “Description of Preferred Stock” in the General Disclosure Package and the Prospectus

fairly and accurately describe the Preferred Shares and Articles of Amendment in all material respects; (D) the Depositary Shares have been duly authorized and, when issued and delivered in accordance with this Agreement and the Deposit Agreement, will be validly issued and will be entitled to the rights and benefits provided in the Deposit Agreement; and (E) the statements made under the caption “Description of Depositary Shares” in the General Disclosure Package and the Prospectus fairly and accurately describe the Deposit Agreement and the Depositary Shares in all material respects. The issuance of the Securities will not be subject to any preemptive or similar rights.

(xvii) Absence of Defaults and Non-contravention. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or bylaws, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or in violation of any U.S. or non-U.S. federal, state or local statute or law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization applicable to the Company or its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Deposit Agreement, the Articles of Amendment, the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus, and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (A) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries may be bound, (B) the articles of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any Governmental Entity, with respect to clauses (A) and (C), for those conflicts, breaches, violations, defaults, Repayment Events, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or any of its subsidiaries, which, in either case, would result in a Material Adverse Effect.

(xx) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Entity, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), (B) if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or (C) would materially and adversely affect the assets or operations of the Company or any of its subsidiaries or the consummation of the transactions contemplated in this Agreement, the Deposit Agreement, the Articles of Amendment, or the performance by the Company of its obligations hereunder. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which, if determined adversely to the Company or any of its subsidiaries would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Possession of Intellectual Property. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its subsidiaries has infringed or is infringing on the intellectual property of a third party, and, except as are described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary, except where such infringement would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, and as described in the Registration Statement, the Prospectus and the General Disclosure Package, and have made all declarations and filings with the appropriate Governmental Entities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Prospectus and the General Disclosure Package, except where the failure to so possess such Governmental Licenses or make such declarations or filings would not, singly or in the aggregate, result in a Material Adverse Effect, and all such declarations and filings were in compliance in all material respects with applicable laws when filed and no material deficiencies have been asserted in writing by any regulatory commission, agency or authority with respect to any such filings or submissions. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) would not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary, or (C) would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that, in any such case, would have a Material Adverse Effect.

(xxiv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxv) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, license, registration, qualification or decree of or with any Governmental Entity, other than those that have been made or obtained, is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except as may be required by the securities or Blue Sky laws of the various states and other jurisdictions.

(xxvi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxvii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except where such non-compliance with Environmental Laws (as defined below), failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect, the Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) to the knowledge of the Company, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants..

(xxviii) Compliance with Money Laundering Laws. Except as otherwise disclosed in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and, to the knowledge of the Company and its subsidiaries, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(xxix) Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC.

(xxx) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxxi) Capitalization. The authorized and outstanding capitalization and consolidated long term debt (i.e., a maturity greater than one year) of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. There have not been any subsequent issuances of capital stock of the Company since such date (except issuances of capital stock pursuant to employee stock options and issuances pursuant to any employee benefit plan). There have not been any additional long-term borrowings by the Company or any of its consolidated subsidiaries since such date, except with respect to Federal Home Loan Bank advances and advances or securities sold under agreements to repurchase by the Bank in the ordinary course of its business.

(xxxii) Dividends. Other than as limited by federal and state banking laws and regulations generally applicable to depositary institutions and except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxxiii) Taxes. All material tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or which if not paid, would not individually or in the aggregate, result in a Material Adverse Effect.

(xxxiv) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxv) Derivative Financial Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or any of its subsidiaries or for the account of a customer of the Company or any of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxvi) ERISA. Each of the Company, the Company’s subsidiaries and their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, any of the Company’s subsidiaries or their respective ERISA Affiliates would have any liability. None of the Company, the Company’s subsidiaries or their respective ERISA Affiliates have incurred, or expect to incur, material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Each “employee benefit plan” for which the Company, any of the Company’s subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(xxxvii) Bank Holding Company Act; Banking Regulation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the Company maintains a valid and effective election to be a financial holding company under the BHC Act. The Bank holds the requisite authority to do business as a validly existing state bank chartered under the laws of the State of Louisiana.

(xxxviii) Certain Transactions. Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xxxix) Unlawful Payments. None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company, any affiliate of the Company or any of its subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xl) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xli) No Unauthorized Dissemination of Materials. Neither the Company nor any of its subsidiaries or other affiliates has distributed or prior to the completion of the distribution of the Securities, will distribute any prospectus (as such term is defined in the 1933 Act) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the Underwriter in accordance with the provisions hereof.

(xlii) Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(xliii) Broker Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of the Company’s subsidiaries any brokerage or finder’s fee or commission as a result of the transactions contemplated by this Agreement.

(xliv) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xlv) Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any its subsidiaries and an unconsolidated or other off-balance sheet entity which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein).

(xlvi) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the information technology and computer systems, networks, hardware, software, data and databases of the Company or any of its subsidiaries, including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries, equipment or technology (collectively, “IT Systems and Data”) that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (B) neither the Company nor any of its subsidiaries has been notified in writing of any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xlvii) Compliance with Sarbanes-Oxley Act and NASDAQ Rules. The Company is in compliance in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, and the Company is in compliance in all material respects with the applicable rules and regulations of the NASDAQ.

(xlviii) Summaries of Legal Matters. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Preferred Stock,” “Description of the Depositary Shares,” and under the captions “Supervision and Regulation” and “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, insofar as they purport to describe legal matters or provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects; and the statements set forth in the General Disclosure Package and the Prospectus under the caption “Certain Material U.S. Federal Income Tax Considerations” and “Certain Benefit Plan and ERISA Considerations,” insofar as they purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

(xlix) FINRA Affiliations. To the Company’s knowledge, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriter.

(b)               Officer’s Certificates. Any certificate signed by any officer of the Company or the Bank delivered to the Underwriter or to counsel for the Underwriter will be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.

Section 2.                Sale and Delivery to Underwriter; Closing.

(a)               Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price per share set forth in Schedule A (the “Purchase Price”), the Firm Shares.

(b)               Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriter to purchase up to 180,000 Option Shares at the Purchase Price. The option hereby granted may be exercised in whole or in part from time to time through the 30th day after the date of this Agreement, upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (each, a “Date of Delivery”) will be determined by the Underwriter in the notice of exercise, but will not be later than seven full business days after the exercise of said option, nor in any event prior to the later of one business day after delivery of written notice or the Closing Date, as hereinafter defined.

(c)               Payment and Delivery. Payment for the Firm Shares will be made to the Company in immediately available funds in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on April 27, 2021, or at such other time on the same or such other date as the Company and the Underwriter may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Option Shares will be made to the Company in immediately available funds in New York City against delivery of such Option Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2(b) or at such other time on the same or on such other date, in any event not later than ten business days after the date of such notice, as may be designated in writing by you.

The Depositary Shares to be purchased by the Underwriter hereunder will be represented by one or more global depositary receipts representing the Depositary Shares in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. Payment for the Depositary Shares to be purchased on the Closing Date, or any Date of Delivery, as applicable, will be made against delivery to the nominee of DTC, for the account of the Underwriter of the Depositary Shares to be purchased on such date as specified by the Underwriter, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Depositary Shares will be registered in such names and such denominations as the Underwriter will request in writing not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date or any Date of Delivery, as applicable.

Section 3.                Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)               Compliance with Securities Regulations and Commission Requests. The Company will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or a new registration statement relating to the Securities will become effective, or any amendment or supplement to the Prospectus or any amended Prospectus will have been filed, (ii) of the receipt of any comments with respect to the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated therein by reference or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order of any Governmental Entity preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act. With respect to the Securities, subject to Section 3(e), the Company will comply with the requirements of Rule 430B, will prepare the Prospectus in the form approved by the Underwriter, will affect the filings required under Rule 424(b) in the manner and within the time period specified therein (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other order and, if any stop order or other order is issued, to obtain the lifting thereof as soon as possible. The Company will pay the required filing fees of the Commission relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(b)               Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and its counsel, without charge, copies of the signed Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all signed consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)               Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus and the Statutory Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule (“Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)               Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, and the 1934 Act, as applicable, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. During the Prospectus Delivery Period, the Company will immediately notify the Underwriter, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States, and (y) any event or condition that results or is reasonably likely to result in a Material Adverse Change, which (i) makes any statement in the Prospectus false or misleading, or (ii) which is not disclosed in the Prospectus. If, during the Prospectus Delivery Period, any event or development occurs as a result of which it is necessary, in the reasonable opinion of the Company or its counsel to amend or supplement the Prospectus in order that the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to purchasers, or if for any other reason it will be necessary, in the reasonable opinion of the Company or its counsel, during such period to amend the Registration Statement or to file a new registration statement or to amend or supplement the Prospectus to comply with the 1933 Act, the Company promptly will (1) notify the Underwriter of any such event or development, (2) prepare and file with the Commission, subject to Section 3(e) hereof, such amendment, supplement or new registration statement which will correct such untrue statement or omission, effect such compliance or satisfy such filing requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement), and (4) supply any amended or supplemented General Disclosure Package or Prospectus to the Underwriter in such quantities as it may reasonably request. If at any time following the issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which the General Disclosure Package or such Issuer-Represented Free Writing Prospectus, individually or together with other information that is part of the General Disclosure Package, as the case may be, conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), any preliminary prospectus, the Statutory Prospectus or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, the General Disclosure Package or such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriter’s delivery of any such amendment or supplement will not constitute a waiver of any of the conditions of Section 5 hereof.

(e)               Amendment to Prospectus or Registration Statement. During the Prospectus Delivery Period, the Company will advise the Underwriter promptly of any notice of its intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment or supplement to the Prospectus and will furnish the Underwriter with copies thereof a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document with respect to the Securities without the consent of the Underwriter, which consent will not be unreasonably withheld. Neither the consent of the Underwriter, nor the Underwriter’s delivery of any such amendment or supplement, will constitute a waiver of any of the conditions set forth in Section 5 hereof. For purposes of clarity, nothing in this Section 3(e) will restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act.

(f)                DTC. The Company will cooperate with the Underwriter and use its commercially reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(g)               Blue Sky Compliance. The Company will qualify or register the Securities for offer and sale under the state securities, or blue sky, laws (or obtain exemptions from the application thereof) of such jurisdictions as the Underwriter will reasonably request and will continue such qualifications, registrations or exemptions in effect so long as required for the offering and resale of the Securities; provided that the Company will not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction in which it is not so qualified, (ii) file any general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it is not otherwise so subject. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company will use reasonable best efforts to obtain the withdrawal thereof as promptly as practicable.

(h)               Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                 Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                 Restriction on Sale of Securities. During the Prospectus Delivery Period, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive such securities, other than the Securities (except for the issuance of the Securities issued pursuant to this Agreement).

(k)               Issuer-Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus, if any, consented to by the Company and the Underwriter is referred to herein as an “Issuer-Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer-Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Subject to the consent of the Underwriter required in the immediately preceding paragraph, the Company will prepare a final term sheet relating solely to the final pricing terms of the Securities (the “Final Term Sheet”) and will file the Final Term Sheet in the form attached as Schedule C within the period required by Rule 433(d)(5)(ii) on the date such final terms have been established for such Securities. The Final Term Sheet is an Issuer-Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Company consents to the use by the Underwriter of a free writing prospectus that contains only (i) (A) information describing the preliminary terms of the Securities generally or the Securities specifically or their offering, or (B) information that describes the final terms of the Securities or their offering and that is or is to be included in the Final Term Sheet, or (ii) other customary information that is not “issuer information,” as defined in Rule 433.

(l)                 Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(m)             Taxes. The Company will indemnify and hold harmless the Underwriter against any documentary, stamp, issue or similar tax, including any interest and penalties, on the creation, issue and sale of the Securities to the Underwriter and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made.

(n)               Listing. The Company will use its reasonable best efforts to effect the listing of the Depositary Shares on the NASDAQ Global Market no later than the 30th day succeeding the Closing Date and, once obtained, to maintain such listing thereafter so long as any Depositary Shares remain outstanding.

(o)               Restriction on Sale of Shares. During a period of thirty days from the date of the Prospectus, the Company agrees to not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Shares or Depositary Shares, any securities that are substantially similar to the Preferred Shares or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Shares, Depositary Shares or substantially similar securities, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Shares or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or Depositary Shares or such other securities, in cash or otherwise.

Section 4.                Payment of Expenses.

(a)               Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Deposit Agreement, and the transactions contemplated hereby, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, the Statutory Prospectus, any Issuer-Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (iii) all expenses incident to the issuance and delivery of the Securities (including any fees and expenses related to the use of book-entry securities and all printing and engraving costs), (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the expenses incident to the preparation and filing of the Articles of Amendment with the Secretary of State of the State of Louisiana; (vi) the registration or qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, (vii) the fees and expenses of the Depositary and any paying agent, (viii) the costs and expenses of the Company and the Underwriter relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or the Underwriter in connection with the road show presentations, and travel and lodging expenses, (ix) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriter, (x) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC, (xi) the cost of printing certificates representing the Securities, including the Depositary Receipts, (xii) all costs and expenses incident to listing the Depositary Shares on the NASDAQ Global Market, (xiii) costs, fees and expenses incurred by the Underwriter in connection with determining its compliance with the rules and regulations of FINRA related to the Underwriter’s participation in the offering and distribution of the Securities, and the dollar amount of any filing fees payable to FINRA in connection with any filing required to be made with FINRA by the Underwriter in connection therewith, and (xiii) the reasonable and documented fees and expenses of Fenimore, Kay, Harrison & Ford, LLP, counsel to the Underwriter, provided, that the Company shall not be obligated to reimburse the Underwriter for expenses in excess of $100,000.00.

(b)               Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, or if the sale to the Underwriter to the Company at any time on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses that will have been incurred by it in connection with the proposed purchase and the offering and sale of the Securities, including, but not limited to, reasonable fees and disbursements of counsel to the Underwriter.

Section 5.                Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder prior to the Closing Time, and to the following further conditions:

(a)               Filing of Prospectus. (i) The Prospectus containing the Rule 430B Information will have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information will have been filed and become effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of the Prospectus will have been issued by the Commission or any other Governmental Entity, (ii) the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) will have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433, and (iii) the Registration Statement is effective and no stop order or other order referred to in Section 3(a)(iv) hereof will have been issued and no proceeding for that purpose will have been initiated or threatened; and all requests for additional information on the part of the Commission will have been complied with to the Underwriter’s satisfaction.

(b)               Opinions of Counsel for the Company. At the Closing Date, the Underwriter will have received the opinions, dated as of the Closing Date, from Pickering & Cotogno, LLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)               Opinion of Counsel for the Underwriter. At the Closing Date, the Underwriter will have received the opinion, dated as of the Closing Date, of Fenimore, Kay, Harrison & Ford, LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably require, in form and substance satisfactory to counsel for the Underwriter.

(d)               Officers’ Certificates. At the Closing Date, there will not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Underwriter will have received a certificate of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(e)               Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Underwriter will have received from Castaing, Hussey & Lolan, LLC a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)                Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Date, the Underwriter will have received a certificate signed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter, providing “management comfort” to certain data contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)               Bring-down Comfort Letter. At the Closing Date, the Underwriter will have received from Castaing, Hussey & Lolan, LLC a letter, dated as of the Closing Date, to the effect that it reaffirms the statements made in its letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to will be a date not more than three business days prior to the Closing Date.

(h)               DTC. At the Closing Date, the Securities will be eligible for clearance, settlement and trading in book-entry only form through the facilities of DTC.

(i)                 No Legal Impediment to Issuance. No action will have been taken and no statute, rule, regulation or order will have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Date, prevent the offer, issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court will have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)                 No Objection. If applicable, FINRA will have not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k)               Delivery of Prospectus. The Company will have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(l)                 Articles of Amendment. On or prior to the Closing Date, the Company will have duly filed the Articles of Amendment with the Secretary of State of the State of Louisiana.

(m)             Additional Documents. At the Closing Date and at each Date of Delivery, counsel for the Underwriter will have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated will be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(n)               Deposit Agreement. The Deposit Agreement will have been executed and delivered by each party thereto and an executed copy thereof will have been provided to the Underwriter.

(o)               Conditions to Purchase of Option Shares. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder will be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter will have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The opinion of Pickering & Cotogno, LLC, counsel for the Company, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(iii) Opinion of Counsel for Underwriter. The opinion of Fenimore, Kay, Harrison & Ford, LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Castaing, Hussey & Lolan, LLC, in form and substance reasonably satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph will be a date not more than three business days prior to such Date of Delivery.

(v) Certificate of Chief Financial Officer. A certificate executed by the Chief Financial Officer of the Company, dated as of such Date of Delivery, confirming that the certificate delivered on the Closing Date pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

If any condition specified in this Section will not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date and such termination will be without liability of any party to any other party except as provided in Section 1 and except that Sections 6, 7, 8, 11, 12, 13, 14 and 18 will survive any such termination and remain in full force and effect.

Section 6.                Indemnification.

(a)               Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its partners, officers and directors, its affiliates, as such term is defined under Rule 405 (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement will not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)               Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or in any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)               Actions against Parties; Notification. Each indemnified party will give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party will not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event will not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties will be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties will be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party will not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event will the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party will, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 7.                Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party will contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement will be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commission received by the Underwriter bears to the aggregate initial offering price of the Securities.

The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, will be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter will not be required to contribute any amount in excess of the underwriting discounts and commissions received by it in connection with the Depositary Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s directors, officers, Affiliates and selling agents will have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act will have the same rights to contribution as the Company.

Section 8.                Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto will remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Underwriter, its Affiliates or selling agents or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (b) delivery of and payment for the Depositary Shares.

Section 9.                Termination of Agreement.

(a)               Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date, if in the reasonable judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, General Disclosure Package or the

Prospectus, (i) there has occurred any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering of the Depositary Shares on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the General Disclosure Package or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other Governmental Entity, (iv) a material disruption has occurred in commercial banking or securities or clearance, settlement or trading services in the United States, or (v) if a banking moratorium has been declared by federal, New York or Louisiana authorities.

(b)               Liabilities. If this Agreement is terminated pursuant to this Section, such termination will be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14 and 18 will survive such termination and remain in full force and effect.

Section 10.            Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter will be directed to Janney Montgomery Scott LLC at 1717 Arch Street, 22nd Floor, Philadelphia, PA 19103, Attention: Gregory R. Gersack, e-mail: ggersack@janney.com, and with a copy, which will not constitute notice, to Fenimore, Kay, Harrison & Ford, LLP, 812 San Antonio Street, Suite 600, Austin, Texas 78701, Attention: Lowell W. Harrison, email: lharrison@fkhpartners.com and Geoffrey S. Kay, email: gkay@fkhpartners.com; and notices to the Company will be directed to the Company at its principal executive offices located at 400 East Thomas Street, Hammond, Louisiana 70401, Attention: Alton B. Lewis, Jr., President and Chief Executive Officer, email: ablewis@fgb.net, and with copies, which will not constitute notice, to Pickering & Cotogno, LLC, 1515 Poydras Street, #1800, New Orleans, Louisiana 70112, Attention: Gary A. Cotogno, email: gac@pclawfirm.com and Phelps Dunbar, LLP, 365 Canal Street, Suite 2000, New Orleans, Louisiana 70130, Attention: Mark A. Fullmer, email: mark.fullmer@phelps.com. Any party hereto may change the address for receipt of communications by giving written notice to the others.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

Section 11.            Parties. This Agreement will each inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or will be construed to give any person, firm or corporation, other than the Underwriter, the Company and their respective successors and the Affiliates, selling agents, officers and directors and controlling persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Depositary Shares from the Underwriter will be deemed to be a successor by reason merely of such purchase.

Section 12.            No Fiduciaries. The Company acknowledges and agrees that (a) the purchase and sale of the Depositary Shares pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of the Company’s subsidiaries, any stockholders, creditors or employees of the Company or any of its subsidiaries or any other third party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters), and the Underwriter has no obligation to the Company or any of its subsidiaries with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its subsidiaries, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13.            GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

Section 14.            Jurisdiction; Waiver of Jury Trial; Venue. Each of the Company and the Underwriter hereby expressly and irrevocably (a) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) waives (i) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the transactions contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Underwriter and for any counterclaim related to any of the foregoing, and (ii) any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

Section 15.            TIME. TIME WILL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16.            Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means will constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

Section 17.            Effect of Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

Section 18.            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The invalidity or unenforceability of any section, paragraph or provision of this Agreement will not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there will be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a valid and legally binding agreement between the Underwriter, the Company in accordance with its terms.

Very truly yours,

FIRST GUARANTY BANCSHARES, INC.

By:	/s/ Alton B. Lewis, Jr.
Name:	Alton B. Lewis, Jr.
Title:	President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

JANNEY MONTGOMERY SCOTT LLC

By: /s/ Matthew Veneri

Name: Matthew Veneri

Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

The public offering price per Depositary Share will be $25.00.

The purchase price per share for the Depositary Shares to be paid by the Underwriter will be $24.125, being an amount equal to the public offering price set forth above less $0.875 per share discount.

Schedule A-1

SCHEDULE B

Issuer-Represented Free Writing Prospectus

1. Investor Presentation filed with the Commission on April 21, 2021.

2. Pricing Term Sheet, dated April 22, 2021, in the form attached as Schedule C hereto.

Schedule B-1

SCHEDULE C

Form of Final Term Sheet

Schedule C-1

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Supplementing the Preliminary Prospectus Supplement, dated April 21, 2021

Registration Statement No. 333-249169

First Guaranty Bancshares, Inc.

Depositary Shares, Each Representing a 1/40th Interest in a Share of
6.75% Series A Fixed Rate Non-Cumulative Perpetual Preferred Stock

SUMMARY OF TERMS DATED APRIL 22, 2021

Issuer	First Guaranty Bancshares, Inc.
Security	Depositary Shares (“Depositary Shares”), each representing a 1/40th interest in a share of 6.75% Series A Fixed Rate Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”)
Size	1,200,000 Depositary Shares ($30,000,000 aggregate liquidation preference); or up to 1,380,000 Depositary Shares ($34,500,000 aggregate liquidation preference) if the underwriter exercises its option to purchase additional Depositary Shares
Maturity	Perpetual
Liquidation Preference	$25.00 per Depositary Share (equivalent to $1,000 per share of Preferred Stock)
Dividend Rate (Non-Cumulative)	6.75% per annum
Dividend Payment Dates	Beginning June 1, 2021, and each September 1, December 1, March 1 and June 1 thereafter
Day Count	30/360
Optional Redemption	The Issuer may redeem the Preferred Stock at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after April 22, 2026 or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event (as defined in the preliminary prospectus supplement dated April 21, 2021), at a redemption price equal to $1,000 per share (equivalent to $25.00 per Depositary Share), plus any declared and unpaid dividends.

Trade Date	April 22, 2021
Settlement Date(1)	April 27, 2021 (T + 3)
Public Offering Price	$25.00 per Depositary Share
Underwriting Discount	3.50%
Net Proceeds (before expenses and fees) to Issuer(2)	$28,950,000
Book-Running Manager	Janney Montgomery Scott LLC
Expected Listing	The Issuer has filed an application to list the Depositary Shares with the Nasdaq Global Market under the symbol
“FGBIP.” If the application is approved, trading of the Depositary Shares is expected to begin within 30 days after the original issue date.
CUSIP/ISIN	32043P 205/US32043P2056

(1)	Note: The underwriters expect to deliver the Depositary Shares in book-entry form only through the facilities of The Depository Trust Company and its participants.
(2)	Note: Assumes no exercise of the underwriter’s option to purchase additional depositary shares.

The Depositary Shares are not deposits or obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency or instrumentality.

The Issuer has filed a registration statement (including a preliminary prospectus supplement and an accompanying prospectus) with the Securities and Exchange Commission (the “Commission”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the final prospectus supplement (when available) and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the Commission for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the Commission’s website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting Janney Montgomery Scott LLC at by emailing prospectus@janney.com.

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